UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2013

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors of Dominion Resources, Inc. (Dominion) elected Pamela J. Royal to be a Director of the Board effective March 1, 2013, to serve until the next annual election of Directors.

Upon election, Ms. Royal will receive compensation for her services pursuant to the terms and conditions of the Dominion Resources, Inc. Non-Employee Directors Compensation Plan, as amended and restated effective December 17, 2009, a description of which can be found in Dominion’s 2012 Proxy Statement filed March 23, 2012, File No. 1-8489.  Ms. Royal will enter into the Advancement of Expenses agreement providing for the advancement of expenses incurred in connection with certain proceedings, subject to certain exceptions, which was approved by the Board of Directors on October 24, 2008 and is an exhibit to Dominion’s Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.2, File No. 1-8489.

Item 9.01 Financial Statements and Exhibits.
Exhibit
99	Dominion Resources, Inc. press release dated February 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Senior Vice President – Administrative Services and Corporate Secretary

Date:  February 20, 2013